EXHIBIT 9

                          AMENDMENT TO FUND ACCOUNTING,
                      DIVIDEND DISBURSING & TRANSFER AGENT
                          AND ADMINISTRATION AGREEMENT


THIS AMENDMENT, made and entered into effective as of the 1st day of May, 1996, by and between GARDNER LEWIS INVESTMENT TRUST, a Massachusetts business trust (the "Trust"), and THE NOTTINGHAM COMPANY, L.L.C., a North Carolina limited liability company (the "Administrator").

WHEREAS, the parties have previously entered into that certain Amended and Restated Fund Accounting, Dividend Disbursing & Transfer Agent and Administration Agreement dated February 28, 1994 with respect to all series of the Trust (the "Agreement").

WHEREAS, the Agreement has been continued from time to time by the parties as provided therein, with amendments from time to time to Exhibit C thereof, reflecting the Administrator's Compensation Schedule.

WHEREAS, the parties desire to again amend Exhibit C thereof, as provided herein.

NOW THEREFORE, the Trust and the Administrator do mutually promise and agree as follows:

1. Amendments. The Agreement is hereby amended by deleting Exhibit C thereof and substituting in lieu thereof a new Exhibit C in the form attached hereto.

2. Ratification. Except as amended above, the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized officers on the date first above written.



ATTEST:                                GARDNER LEWIS INVESTMENT TRUST

                                       By:
(Seal)

ATTEST:                                THE NOTTINGHAM COMPANY, L.L.C.

                                       By:
(Seal)

                                    Exhibit C

                      ADMINISTRATOR'S COMPENSATION SCHEDULE

For the services delineated in the Amended and Restated Fund Accounting, Dividend Disbursing & Transfer Agent and Administration Agreement, the Administrator shall be compensated monthly, as of the last day of each month, within five business days of the month end, a base fee plus a fee based upon net assets according to the following schedule. The fee is calculated based upon the Trust's average daily net assets of each Fund:

Base Fee
The Chesapeake Fund-Series A, C, and D Investor Shares and Institutional Shares The Chesapeake Growth Fund

                  $1,750 per month per Fund or Class (if applicable)

The Chesapeake Growth Fund

                                                                       Annual
                  Net Assets                                           Fee
                  ------------------------------------------------------------
                  On the first $25 million                             0.200%
                  On the next $25 million                              0.150%
                  On all assets over $50 million                       0.075%

The Chesapeake Fund-Series A, C, and D Investor Shares and Institutional Shares


                                                                       Annual
                  Net Assets                                           Fee
                  ------------------------------------------------------------
                  On all assets                                        0.075%

The Chesapeake Fund-Super-Institutional Shares

                                                                       Annual
                  Net Assets                                           Fee
                  ------------------------------------------------------------
                  On all assets                                        0.015%


Shareholder Administration Fee
The Chesapeake Fund-Series A, C, and D Investor Shares and Institutional Shares The Chesapeake Growth Fund


                                                                       Annual
                  Net Assets                                           Fee
                  ------------------------------------------------------------
                  On all assets                                        0.015%



Shareholder Recordkeeping

         $9 per shareholder per year



Blue Sky Administration

         $150 per Fund (or Class if applicable) per registered state per year

IRA Accounts

         $15 per year (billed directly to the shareholder)

Minimum fee per month

         Minimum fee of $3,000 per Fund of the Trust per month for all fees taken in the aggregate as outlined above, analyzed monthly.


Securities Pricing

$0.20    per equity security per pricing day
$0.20 per corporate bond, government bond, medium-term bond or mortgage backed security per pricing day
$0.40    per CMO or asset backed securities per pricing day
$0.40    per municipal security per pricing day
$2.00    per equity per month for corporate action coverage